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                                                                       EXHIBIT 5

                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                               Thirty-First Floor
                                399 Park Avenue
                            New York, New York 10022

                                January 6, 2000

Beazer Homes USA, Inc.
5775 Peachtree Dunwoody Road
Suite B-200
Atlanta, Georgia 30342

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         Beazer Homes USA, Inc.
    Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

    You have requested our opinion, as counsel for Beazer Homes USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering for sale by the Company from time to time up to $300,000,000 aggregate amount of (i) senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), (ii) shares of preferred stock, $.01 par value per share (the "Preferred Stock") and (iii) shares of common stock, $.01 par value per share (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock are referred to herein as the "Securities". The Securities will be issued from time to time pursuant to the Registration Statement in amounts, at prices and on terms to be determined at the time of the offering.

    In rendering this opinion, we have examined the Registration Statement and such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

    Based upon the foregoing, we are of the opinion that:

    1. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and the form of indenture filed as an exhibit thereto, including any necessary supplemental indenture, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, and (iii) a series of Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, each such series of Debt Securities will be a legally issued and binding obligation of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding at equity or at law).

    2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) any required prospectus supplement with respect to the applicable series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) the Board of Directors of the Company or a duly authorized committee thereof has duly adopted resolutions specifying the terms and conditions of the
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       applicable series of Preferred Stock, (iv) the Company has filed with the
       Secretary of State of the State of Delaware a certificate of designation with respect to such series of Preferred Stock, and (v) such series of Preferred Stock has been duly issued and the consideration therefor has been received by the Company, such series of Preferred Stock will be legally issued, fully paid and non-assessable.

    3. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) any required prospectus supplement with respect to the issuance and sale of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, and (iii) the Common Stock has been duly issued and the consideration therefor has been received by the Company, the Common Stock will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement on Form S-3 of the Company.

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                                                       Respectfully submitted,

                                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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                                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP
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